EXHIBIT 10.31

FOURTH AMENDMENT TO LOAN AGREEMENT

This Fourth Amendment to Loan Agreement (“Fourth Amendment”) is made and entered into as of December 1, 2014 by and between HEP INVESTMENTS LLC, a Michigan limited liability company (“Lender”), and ZIVO BIOSCIENCE, INC. (formerly HEALTH ENHANCEMENT PRODUCTS, INC.), a Nevada corporation (“Borrower”).

R E C I T A L S

A.

Borrower and Lender entered into a Third Amendment to Loan Agreement, dated as of July 1, 2014, a Second Amendment to Loan Agreement, dated as of July 16, 2013 and a First Amendment to Loan Agreement, dated as of April 15, 2013, which amended the Loan Agreement dated as of December 1, 2011 (as the same may be amended, modified or restated from time to time, the “Loan Agreement”) whereby Lender made a loan to Borrower evidenced by an Amended and Restated Senior Secured Convertible Promissory Note, dated as of December 1, 2011, which has been amended pursuant to a Second Amended and Restated Senior Secured Convertible Promissory Note dated December 16, 2013 a Third Amended and Restated Senior Secured Convertible Promissory Note dated March 17, 2014, a Fourth Amended and Restated Senior Secured Convertible Promissory Note dated July 1, 2014 made by Borrower in favor of Lender.

B.

Borrower and Lender desire to make certain changes to the Loan Agreement upon the terms and conditions hereinafter set forth in connection with the execution of a Fifth Amended and Restated Senior Convertible Promissory Note dated of even date herewith, including the consent of the Guarantors to such amendment endorsed hereon.

NOW THEREFORE, in consideration of the covenants and agreements of the parties, Borrower and Lender, with the consent and agreement of the undersigned Guarantors (each a “Guarantor” and collectively the “Guarantors”), agree as follows:

1.

Capitalized Terms. Capitalized terms used but not otherwise defined in this Fourth Amendment shall have the meanings given to such terms in the Loan Agreement.

2.

Continued Effect. Except as specifically modified or amended by the terms of this Fourth Amendment, all other terms and provisions of the Loan Agreement and all other Loan Documents (as defined in the Loan Agreement) shall continue in full force and effect. By execution of this Amendment, Borrower and each Guarantor hereby reaffirms, assumes and binds itself to all of the obligations, duties, rights, covenants, terms and conditions that are contained in the Loan Agreement, the Note and the other Loan Documents. Borrower and each Guarantor hereby acknowledges and agrees that (i) the liens created and provided for by the Loan Documents continue to secure all obligations under the Loan Agreement as amended hereby. Nothing herein contained shall in any manner affect or impair the priority of the liens and security interests created and provided for by the Loan Documents as to the indebtedness which would be secured thereby prior to giving effect to this Amendment.

3.

Amendments to Sections 1 and 2. Sections 1 and 2 of the Loan Agreement are hereby deleted in their entirety and replaced with the following:

“1.

Loan. Lender agrees to make a loan to Borrower in the amount of up to $6,000,000 (the “Loan”) in accordance with the terms of that certain Fifth Amended and Restated Senior Secured Convertible Promissory Note attached hereto as Exhibit A (the “Note”).

2.

Funding Timing. Lender hereby agrees to fund the proceeds of the Note as follows:

(a)

Lender will fund portions of the remainder of the $6,000,000.00 (the Loan amount prior to this Fourth Amended Loan Agreement) of the Loan at such times as it determines in its discretion after the execution and delivery of this Fourth Amendment and the Note. After giving effect to such additional advance(s), Lender and Borrower shall document the total balance of the Loan.

(b)

In the event that Borrower requires additional financing, Borrower shall so notify Lender and advise Lender of the intended use of proceeds of such financing. Lender shall have the right, but not the obligation, to advance such amount under the Loan (but in no event more than an additional $250,000 in the aggregate) within twenty (20) days after request therefor. If Lender refuses to fund such amount or fails to do so within such 20-day period, Borrower shall have the right to seek such financing from a third-party on terms and conditions no more favorable to the lender than those set forth in the Loan and Lender will be deemed to have waived the covenants set forth in Section 9(c) and (d) of the Loan Agreement with respect to such financing.”

4.

Guarantors Consent. The Guarantors hereby consent to this Fourth Amendment and acknowledge and agree that their Guaranties remain in full force and effect in accordance with their respective terms, including the increase in the amount of the Loan, and that the Guarantors have no defenses, setoff of counterclaims with respect thereto.

5.

Authority. Each individual executing this Fourth Amendment on behalf of the respective parties hereto represents and warrants that he/she is duly authorized to execute and deliver this Fourth Amendment on behalf of the respective party hereto and that this Fourth Amendment is binding upon the respective party in accordance with its terms.

6.

Counterparts. This Fourth Amendment may be executed in one or more counterparts, each of which shall constitute an original, and all of which together shall constitute one and the same instrument. Copies (whether photostatic, facsimile or otherwise) of this Fourth Amendment may be made and relied upon to the same extent as an original.

[Signatures on next page]

IN WITNESS WHEREOF, Lender, Borrower and Guarantors have executed this Fourth Amendment to Loan Agreement as of the date first written above.

BORROWER:

ZIVO BIOSCIENCE, INC. (formerly HEALTH ENHANCEMENT PRODUCTS, INC.), a Nevada corporation

By: /s/ Philip M. Rice, II

Name: Philip M. Rice, II

Title: Chief Financial Officer

LENDER:

HEP INVESTMENTS LLC, a Michigan limited liability company

By: /s/ Laith Yaldoo

Laith Yaldoo, Manager

ACKNOWLEDGED AND AGREED BY THE UNDERSIGNED GUARANTORS:

HEALTH ENHANCEMENT CORPORATION, a Nevada corporation

By: /s/ Philip M. Rice, II

Print Name: Philip M. Rice, II

Its: Chief Financial Officer

HEPI PHARMACEUTICALS, INC., a Delaware corporation

By: /s/ Philip M. Rice, II

Print Name: Philip M. Rice, II

Its: Chief Financial Officer

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